EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Oritani Bank Employees' Savings & Profit Sharing Plan and Trust
Township of Washington, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170136) of Oritani Financial Corp. of our report dated June 27, 2019 relating to the financial statements and supplemental schedule as of and for the year ended December 31, 2018 of the Oritani Bank Employees' Savings & Profit Sharing Plan and Trust, which appears in this Annual Report on Form 11-K.

/s/ PKF O'Connor Davies, LLP
Harrison, New York
June 27, 2019
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